As filed with the Securities and Exchange Commission on March 31, 2020

Registration No. 333-237169

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLONY BANKCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	58-1492391
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

115 South Grant Street

Fitzgerald, Georgia 31750

(229) 426-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Tracie Youngblood

Executive Vice President and Chief Financial Officer

Colony Bankcorp, Inc.

115 South Grant Street

Fitzgerald, Georgia 31750

Tel: (229) 426-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mark C. Kanaly, Esq.

David S. Park, Esq.

Alston & Bird LLP

1201 W. Peachtree Street

Atlanta, Georgia 30309-3424

Telephone: (404) 881-7000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

2

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 31, 2020

COLONY BANKCORP, INC.

PROSPECTUS

Colony Dividend Reinvestment and Direct Stock Purchase Plan

This Prospectus describes the Colony Dividend Reinvestment and Direct Stock Purchase Plan, or the “Plan.” The Plan promotes long-term ownership in Colony Bankcorp, Inc., or “Colony,” by offering:

●	A simple, cost-effective method for purchasing shares of Colony common stock directly from Colony;

●	A way to increase your holdings in Colony by reinvesting your cash dividends; and

●	The opportunity to purchase additional shares by making optional cash investments.

You do not have to be a current shareholder of Colony to participate in the Plan. You can purchase your first shares of Colony stock through the Plan by making an initial investment of $250 or more.

This Prospectus relates to 200,000 shares of our common stock to be offered under the Plan. Our common stock is listed on the Nasdaq Global Market, or “NASDAQ,” under the symbol “CBAN.” On March 30, 2020, the closing price of our common stock was $12.45 per share.

Investing in Colony stock involves risks. You should carefully consider the risks discussed in this Prospectus under “Risk Factors” on page 3 and in our filings with the Securities and Exchange Commission before enrolling in the Plan.

The shares of Colony stock offered under the Plan do not represent deposits, savings accounts or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation, or “FDIC,” or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares of our common stock or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2020.

No dealer, salesman or any other person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus, and, if given or made such information or representation must not be relied upon as having been authorized by Colony. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the financial condition and affairs of Colony since the date of this Prospectus.

Table of Contents

Important Notice About this Prospectus	3
About Colony Bankcorp, Inc.	3
Risk Factors	3
Forward-Looking Statements	3
Summary of the Plan	5
Administrator of the Plan	6
Inquiries	6
Transactions via Regular Mail	7
Commonly Asked Questions	7
Am I eligible to join the Plan?	7
How do I enroll?	7
Will I receive dividends?	7
May I have my cash dividends electronically deposited into my bank or other financial account?	7
May I reinvest some or all of my dividends in Colony stock?	8
May I discontinue reinvesting my dividends?	8
May I make additional cash investments when I want to?	8
How are shares purchased?	9
How are my Plan shares held?	9
May I obtain a stock certificate if I want one?	9
How may I sell my shares?	10
What should I do if I want to transfer my Colony stock out of the Plan?	10
How can I track my investments?	10
Am I protected against losses?	11
What other risks will I face through my participation in the Plan?	11
Plan Service Fees	12
U.S. Federal Income Tax Information	12
Use of Proceeds	12
Plan of Distribution	13
Where You Can Find More Information About Colony	13
Stock Splits, Stock Dividends and Other Distributions	14
Voting of Proxies	14
Responsibility of Administrator and Colony	14
Legal Matters	14
Plan Modification or Termination	14
Change of Eligibility or Termination	15
Foreign Participation	15
Experts	15

Important Notice About this Prospectus

In this Prospectus, the words “Colony,” the “Company,” “we,” “us” and “our” refer to Colony Bankcorp, Inc. and its subsidiaries unless otherwise indicated or the context otherwise requires. You should rely only on the information contained or incorporated by reference in this Prospectus. Neither we nor American Stock Transfer & Trust Company, LLC, the Plan administrator, have authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in this Prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this Prospectus nor any sale made under this Prospectus of the securities described herein shall under any circumstances imply, and you should not assume, that the information contained in this Prospectus or any document incorporated by reference is accurate as of any date other than on the date on the front cover of the applicable document, regardless of the time of delivery of this Prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

About Colony Bankcorp, Inc.

Colony is a Georgia business corporation which was incorporated on November 8, 1982. The Company was organized for the purpose of operating as a bank holding company under the Bank Holding Company Act of 1956, as amended, and the bank holding company laws of Georgia (Georgia Laws 1976, p. 168, et. seq.). On July 22, 1983, the Company, after obtaining the requisite regulatory approvals, acquired 100 percent of the issued and outstanding common stock of Colony Bank (formerly Colony Bank of Fitzgerald and The Bank of Fitzgerald), Fitzgerald, Georgia (the “Bank” or “Colony Bank”), through the merger of the Bank with a subsidiary of the Company which was created for the purpose of organizing the Bank into a one-bank holding company. Since that time, Colony Bank has operated as a wholly-owned subsidiary of the Company. Our business is conducted primarily through our wholly-owned bank subsidiary, which provides a broad range of banking services to its retail and commercial customers. We operate thirty-three domestic banking offices and two corporate operations offices and, at December 31, 2019, we had approximately $1.5 billion in total assets, $968.8 million in total loans, $1.3 billion in total deposits and $130.5 million in stockholder’s equity. Deposits are insured, up to applicable limits, by the Federal Deposit Insurance Corporation.

Our principal executive offices are located at 115 South Grant Street, Fitzgerald, Georgia 31750, and our telephone number is (229) 426-6000.

Risk Factors

Investing in our stock involves risks. Please see the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Form 10-K”) and our other periodic filings, including quarterly reports on Form 10-Q and current reports on Form 8-K, as filed with the Securities and Exchange Commission, or “SEC,” which are all incorporated by reference in this Prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this Prospectus.

Forward-Looking Statements

Certain statements made in the Prospectus or in the documents we file with the SEC that are incorporated by reference in this Prospectus are forward-looking statements within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to Colony’s beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions, and future performance and involve known and unknown risks, many of which are beyond Colony’s control and which may cause Colony’s actual results, performance, or achievements or the commercial banking industry or economy generally, to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Colony’s use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “should,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Colony’s future business and financial performance and/or the performance of the commercial banking industry and economy in general. Forward-looking statements are based on the current beliefs and expectations of Colony’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this report. Many of these factors are beyond Colony’s ability to control or predict. These factors include, but are not limited to:

(1)	the risk that competition in the financial services industry may adversely affect our future earnings and growth;

(2)	the risk that we may not realize the expected benefits from our efficiency and growth initiatives, which could negatively affect our future profitability;

(3)	the risk that our current and future information technology system enhancements and initiatives may not be successfully implemented, which could negatively impact our operations;

(4)	the risk that our enterprise risk management framework may not identify or address risks adequately, which may result in unexpected losses;

(5)	the risk that our allowance for loan losses may prove to be inadequate or may be negatively affected by credit risk exposures;

(6)	the risk that any future economic downturn could have a material adverse effect on our capital, financial condition, results of operations and future growth;

(7)

changes in the interest rate environment, including changes to the federal funds rate, and competition in our primary market area may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income;

(8)	our ability to attract and retain key employees;

(9)	the risk that we may be required to make substantial expenditures to keep pace with the rapid technological changes in the financial services market;

(10)

risks related to our reliance on third parties to provide key components of our business infrastructure, including the costs of services and products provided to us by third parties, and risks related to disruptions in service or financial difficulties of a third-party vendor;

(11)

risks related to a failure in or breach of our operational or security systems of our infrastructure, or those of our third- party vendors and other service providers, including as a result of cyber-attacks, which could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs or cause losses;

(12)

the impact of recent and proposed changes in governmental policy, laws and regulations, including proposed and recently enacted changes in the regulation of banks and financial institutions, or the interpretation or application thereof and the uncertainty of future implementation and enforcement of these regulations;

(13)	the risk that we could realize losses if we determine to sell non-performing assets and the proceeds we receive are lower than the carrying value of such assets;

(14)	the risk that we may be exposed to potential losses in the event of fraud on cash accounts and/or theft;

(15)

the risk that we may not be able to identify suitable acquisition targets as part of our growth strategy and even if we are able to identify suitable acquisition targets, we may not be able to complete such acquisitions on favorable terms, if at all, or successfully integrate bank or nonbank acquisitions into our existing operations;

(16)

the impact on our financial results, reputation, and business if we are unable to comply with all applicable federal and state regulations or other supervisory actions or directives and any necessary capital initiatives;

(17)

the risks that if economic conditions worsen or regulatory capital rules are modified, or the results of mandated “stress testing” do not satisfy certain criteria, we may be required to undertake initiatives to improve our capital position;

(18)	changes in the cost and availability of funding due to changes in the deposit market and credit market;

(19)

restrictions or limitations on access to funds from historical and alternative sources of liquidity could adversely affect our overall liquidity, which could restrict our ability to make payments on our obligations and our ability to support asset growth and sustain our operations and the operations of Colony Bank;

(20)	our ability to receive dividends from our subsidiaries could affect our liquidity, including our ability to pay dividends or take other capital actions;

(21)

risks related to recent and proposed changes in the mortgage banking industry, including the risk that we may be required to repurchase mortgage loans sold to third parties and the impact of the “ability to pay” and “qualified mortgage” rules on our loan origination process and foreclosure proceedings;

(22)	the risk that our current tax position, including the realization of our deferred tax assets in the future, could be subject to comprehensive tax reform;

(23)

the risk that we could have an “ownership change” under Section 382 of the Code, which could impair our ability to timely and fully utilize our net operating losses and built-in losses that may exist when such “ownership change” occurs;

(24)	the costs and effects of litigation, investigations, inquiries or similar matters, or adverse facts and developments related thereto;

(25)	risks related to the fluctuation in our stock price;

(26)	the effects of any damages to our reputation resulting from developments related to any of the items identified above; and

(27)

other factors and other information contained in this Prospectus and in other reports and filings that we make with the SEC under the Exchange Act, including, without limitation, under the caption “Risk Factors” of Colony’s periodic reports and filings with the SEC.

For a discussion of these and other risks that may cause actual results to differ from expectations, refer to “Risk Factors” and other information contained in Colony’s periodic filings with the SEC, including Colony’s 2019 Form 10-K and other quarterly reports on Form 10-Q and current reports on Form 8-K that Colony files with the SEC from time to time. All written or oral forward-looking statements that are made by or are attributable to Colony are expressly qualified by this cautionary notice. Undue reliance on any forward-looking statements should not be placed given that those statements speak only as of the date on which the statements are made. Colony undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of new information or unanticipated events, except as may otherwise be required by law.

Summary of the Plan

●	ENROLLMENT:

●	Interested investors who are not already shareholders can purchase shares through the Plan by submitting a completed Enrollment Form and making an initial investment of at least $250.

●

Shareholders with shares held in a brokerage account may participate by registering some or all of their shares directly in their own name and submitting a completed Enrollment Form. There is no fee for existing shareholders to join the Plan.

●	Existing registered shareholders can participate by submitting a completed Enrollment Form. There is no fee for existing shareholders to join the Plan.

●	The Enrollment Form may be submitted in hard copy or you can enroll online by visiting www.astfinancial.com.

●

REINVESTMENT OF DIVIDENDS: You can reinvest all or, if you own 100 shares or more of Colony stock, a portion, of your cash dividends, toward the purchase of additional shares of Colony stock without paying trading fees. Full investment of your dividends is possible because Colony will credit your account with both whole and fractional shares. Colony pays dividends on both whole shares and fractional shares.

●

OPTIONAL CASH INVESTMENTS: After you are enrolled in the Plan, you can buy additional shares of Colony stock for fees that are typically lower than those charged by stockbrokers. You can invest a minimum of $50 at any one time and up to $250,000 in the aggregate per calendar year. You can pay by check or have your payment automatically withdrawn from your bank account as an individual or ongoing monthly debit. Full investment of your cash contribution is possible because Colony will credit your account with both whole and fractional shares. Colony pays dividends on both whole shares and fractional shares.

●

SAFEKEEPING OF CERTIFICATES: You can deposit your Colony stock certificates for safekeeping at no cost to you. A certificate for the shares held in safekeeping will be sent to you, free of charge, upon request.

●	SELL SHARES CONVENIENTLY: If you choose to sell the Colony stock held in your Plan account, you will pay fees lower than those typically charged by stockbrokers.

●	GIFTS OR TRANSFERS OF SHARES: You can give or transfer your Colony shares to others through the Plan at no charge.

●

TRACKING YOUR INVESTMENT: You will receive a Plan statement or a notification after each transaction. Statements provide the details of the transaction and show the share balance in your Plan account. You will also have access to your account online over the Internet. You can verify your account balance, change your dividend election, conduct purchase or sale transactions or request a statement at any time by visiting www.astfinancial.com.

Administrator of the Plan

Colony has designated American Stock Transfer and Trust Company, LLC, or “AST” or the “Administrator,” to administer the Plan and act as Agent for the participants. The Administrator may be contacted as detailed below.

Inquiries

For information about the Plan:

Internet

You can obtain information about your Colony account online at the internet address below. To gain access, you will need your Social Security number and your AST ten (10) digit account number. You may also apply for a personal identification number, or “PIN,” online. If you applied for a PIN and have forgotten what your PIN is, you can call 1-866-665-2252 to have it reset.

www.astfinancial.com

Telephone

The Administrator may be contacted at the following toll-free number within the United States and Canada:

1-866-665-2252

An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:00 a.m. to 7:00 p.m., Eastern Time, Monday through Friday (except holidays).

Written Inquiries

You may also write the Administrator at the following address:

American Stock Transfer and Trust Company, LLC

Attn: Shareholder Relations Department

6201 15th Avenue

Brooklyn, New York 11219

Transactions via Regular Mail

You may also make transactions by contacting the Administrator at the following address:

American Stock Transfer and Trust Company, LLC

Attn: Plan Administration Department

P.O. Box 922

Wall Street Station

New York, New York 10269-0560

Be sure to include your name, address, daytime phone number and a reference to Colony on all correspondence.

Commonly Asked Questions

Am I eligible to join the Plan?

You are eligible to participate in the Plan if you meet the requirements outlined below. If you live outside the U.S., you should first determine if there are any governmental regulations that would prohibit your participation in the Plan.

●

If you do not currently own any Colony stock, you can join the Plan by making an initial investment of at least $250, but not more than $250,000. You can get started in the Plan by returning a completed Enrollment Form to the Administrator along with your check payable to AST or by enrolling online through AST at www.astfinancial.com. Your initial investment can be made through AST’s website at www.astfinancial.com by authorizing a one-time automatic deduction from your bank account or by authorizing the automatic monthly investment feature and initiating your investment with only $50 and a commitment for at least five sequential monthly purchases. The Administrator will arrange for the purchase of shares for your Plan account but will not pay interest on amounts held pending investment. Please allow two weeks for your Plan account to be established, initial shares to be purchased and a statement mailed to you.

●

If you already own Colony stock and the shares are held in a brokerage, bank or other intermediary account, and you wish to participate directly in the Plan, you should instruct your broker, bank, or trustee to register some or all of your Colony shares directly in your name. You can then join the Plan by returning a completed Enrollment Form to AST or by enrolling online through AST at www.astfinancial.com.

●

If you already own Colony stock and the shares are registered in your name, you may join the Plan by returning a completed Enrollment Form to AST at the address noted on the form or by enrolling online through AST at www.astfinancial.com.

How do I enroll?

Enroll online through the Administrator’s website at www.astfinancial.com or complete and sign the Enrollment Form and mail it to the address shown on the form.

Will I receive dividends?

Colony’s Board of Directors may declare a dividend for distribution under Georgia law. Payment of dividends is a business decision made by our Board of Directors based primarily upon the results of operations, financial condition and capital requirements of Colony. If and to the extent dividends are declared by our Board on the Colony stock, you will receive such dividends on the shares of Colony stock you own through the Plan. However, the amount and timing of dividends may be changed, or the payment of cash dividends may be terminated, at any time without notice. For additional information about Colony’s dividend policy, see “Item 1. Business – Supervision and Regulation – Regulation of the Company – Payment of Dividends” in Colony’s 2019 Form 10-K.

May I have my cash dividends electronically deposited into my bank or other financial account?

You may have your cash dividends deposited directly into your bank account instead of receiving a check by mail. Just complete the appropriate sections of the Enrollment Form and submit the form to the Administrator in hard copy or online at www.astfinancial.com. Direct deposit authorization requests will be processed as soon as possible after they are received. You can change your designated bank account for direct deposit or discontinue this feature by notifying the Administrator.

May I reinvest some or all of my dividends in Colony stock?

If you hold less than 100 shares of Colony stock, you may choose to have all cash dividends reinvested in additional shares of stock without paying trading fees. If you own 100 shares or more of Colony stock, you may choose to reinvest all or a portion of the cash dividends paid on your shares held in the Plan without paying trading fees. You can make or change your dividend reinvestment election at any time by notifying the Administrator. For a particular dividend to be reinvested, your notification must be received prior to the record date for that dividend. (The record date is normally at least approximately 10 days prior to the payment date.)

If you own 100 shares or more of Colony stock and you elect to reinvest your dividends, you must choose one of the following options when completing the Dividend Reinvestment section of the Enrollment Form:

Full Dividend Reinvestment

Purchase additional shares by reinvesting all of your cash dividends.

Partial Dividend Reinvestment

If you choose to reinvest less than all of your dividends, you will receive a cash dividend payment based on the number of full shares you specify and reinvest the dividends on all remaining shares. This option allows you to receive a fixed amount of cash each quarter (assuming the dividend stays the same).

If you choose partial dividend reinvestment, you may have the remaining cash portion of your dividend deposited directly into your bank account instead of receiving a check by mail. Just complete the appropriate section of the Enrollment Form or notify the Administrator. Direct deposit authorization requests will be processed as soon as possible after they are received. You can change your designated bank account for direct deposit or discontinue this feature by notifying the Administrator.

May I discontinue reinvesting my dividends?

You may discontinue the reinvestment of your dividends at any time by giving notice to the Administrator. To be effective for a given dividend payment, your notification must be received three (3) days or more prior to the dividend payment date for that dividend to be paid out in cash. If your request to terminate participation in the Plan is received less than three (3) days prior to any dividend payment date then that dividend will be reinvested. However, all subsequent dividends will be paid out in cash on all balances. The Administrator will continue to hold your shares unless you request a certificate for any full shares and check for the fractional share. You may also request the sale of all or part of your shares or have your broker electronically transfer your shares to your brokerage account.

May I make additional cash investments when I want to?

You may purchase additional shares of Colony stock by using the Plan’s optional cash investment feature. You must invest at least $50 each time and cannot invest more than $250,000 in a calendar year. Interest will not be paid on amounts held pending investment. Trading fees of $.05 per share will be deducted except when Colony issues new shares.

●	Check:

You may make optional cash investments by sending a check payable to AST. Do not send cash. To facilitate processing of your investment, please use the transaction stub located on the bottom of your statement and mail your investment and transaction stub to the address specified on the statement. You may not sell or withdraw shares purchased by check for a period of 10 days from the receipt of the check. A $35 fee will be assessed for a check that is returned for insufficient funds. The Administrator will charge a transaction fee of $2.50 per check.

Additional shares may be sold from the participant’s account if the sale of the shares purchased is not sufficient to cover the return check or direct debit and any fees charged for the return check or direct debit.

●	Automatic Withdrawal from your Bank Account:

You may authorize an individual automatic deduction from your bank account through AST online at www.astfinancial.com for each purchase. Funds will be deducted from your bank account upon authorization. Alternatively, you may choose to make regular monthly purchases by authorizing automatic monthly withdrawals from your bank account.

This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your account on the 15th day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on the next business day. The investment will be made the next available investment date. You must notify the Administrator in writing to change or terminate automatic withdrawal. A $35 fee will be assessed if your account has insufficient funds available for withdrawal. The Administrator will charge a transaction fee of $2.50 per individual automatic investment. Additional shares may be sold from your account to cover any return check or direct debit fees.

How are shares purchased?

The Administrator will make arrangements to use initial and optional cash investments to purchase Colony shares after five business days and as often as daily. The Administrator will use reinvested dividends to purchase shares on a quarterly basis. Purchases may be made over a number of days to meet the requirements of the Plan.

●	Source and Pricing of Shares:

Source of shares: Stock needed to meet the requirements of the Plan will either be purchased in the open market or issued directly by Colony from authorized but unissued shares or treasury shares.

Shares purchased in the open market: If the shares are purchased in the open market, your price per share will be the weighted average price of shares purchased to satisfy Plan requirements on the day the shares are purchased after the deduction of any applicable trading and service fees. All fractional shares are calculated to three decimals and are credited to your account. For quarterly reinvestment of dividends, your price per share will be the average of the daily high and low sale prices quoted on the NASDAQ for the three day period surrounding the dividend payment date. If there is no trading of Colony stock on the NASDAQ for a substantial period of time during the pricing period, then Colony will determine the price per share on the basis of such market quotations as it considers appropriate.

Shares purchased from Colony: If the shares are purchased from Colony, your price per share for initial and optional cash investments will be the average of the daily high and low sale prices quoted on the NASDAQ for the day the shares are purchased.

●	Timing and Control:

Because the Administrator will arrange for the purchase of shares on behalf of the Plan, neither Colony nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased or the selection of the broker making the purchases. Therefore, you will not be able to precisely time your purchases through the Plan and will bear the market risk associated with fluctuations in the price of Colony’s stock. That is, if you send in an initial or optional cash investment, it is possible that the market price of Colony stock could go up or down before the broker purchases stock with your funds. In addition, you will not earn interest on initial or optional cash investments for the period before the shares are purchased.

How are my Plan shares held?

Shares of Colony stock that you buy under the Plan will be maintained in your Plan account in book entry form. You will receive a periodic Plan statement detailing the status of your holdings.

May I obtain a stock certificate if I want one?

You may certificate all or some of the book-entry shares in your Plan account by notifying the Administrator.

Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check for the value of the fractional share (less any applicable fees) will be mailed to you. The Administrator will mail a certificate to you within two business days of the receipt of your request.

Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than your Plan account registration, you will be required to do a transfer of ownership before the certificate can be issued. The signature on the transfer instructions must be guaranteed by a financial institution participating in the Medallion Guarantee Program, as discussed under “What should I do if I want to transfer my Colony stock out of the Plan?” below.

Any Colony shareholder may use the Plan’s “safekeeping” service to deposit their Colony stock certificates at no cost. Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates. With safekeeping, you have the option of receiving cash dividends, reinvesting your dividends or taking advantage of the sale of shares feature of the Plan.

To use the safekeeping service, send your certificates to the Administrator by registered mail with written instructions to deposit them in safekeeping. Do not endorse the certificates or complete the assignment section.

How may I sell my shares?

You may sell any number of shares held in your Plan account by notifying AST. Requests for sales of Plan shares are processed daily. If a request is received via the Internet or the active voice response system before 4:00 p.m. Eastern Time or by mail by 12:00 p.m. Eastern Time, the sale will be processed the next business day shares are traded. If the request to sell shares is received via the Internet or the active voice response system after 4:00 p.m. Eastern Time or via mail after 12:00 p.m. Eastern Time, the sale of shares will be processed the following business day and shares will be sold the business day following the date the sale was processed. The sale price will be the weighted average price of all shares sold for the Plan participants during that period. You will receive the proceeds of sale, less a $15.00 transaction fee, a $0.12 per share trading fee, and any required tax withholding.

You may choose to sell your shares through a stockbroker of your choice by requesting a certificate for your shares from the Administrator and delivering it to your broker. If you wish to transfer shares electronically to your brokerage account, please contact your broker.

●	Timing and Control:

Because the Administrator will sell the shares on behalf of the Plan, neither Colony nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan and will bear the market risk associated with fluctuation in the price of Colony’s stock. That is, if you send in a request to sell shares, it is possible that the market price of Colony stock could decrease or increase before the stock is sold. In addition, you will not earn interest on a sales transaction.

What should I do if I want to transfer my Colony stock out of the Plan?

You can transfer Colony shares to anyone you choose. You must transfer a whole number of shares unless you transfer your entire account. You may transfer shares to new or existing shareholders. In order to transfer the ownership of all or part of the whole shares of Colony stock held in your Plan account, you must mail the Administrator instructions along with a properly signed stock power. The stock power form can be obtained from the Administrator, a bank or a stockbroker. You must have your signature guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the certificate is in fact the registered owner as it appears on the stock certificate or stock power. The Administrator will automatically place such new accounts in full dividend reinvestment status. The recipients of gifts or transfers, at their discretion, may then elect another option. The Administrator will send recipients of gifts or transfers a notice of such transfer.

How can I track my investments?

If you hold 100 or more shares of Colony stock and participate in dividend reinvestment, AST will mail you a quarterly statement showing all transactions (shares purchased, amounts invested, purchase prices) for your account including year-to-date share balance and other account information. If you hold less than 100 shares of Colony stock, the Administrator will mail you an annual statement providing detail of each quarterly dividend reinvestment as well as any other transactions during the year. Supplemental statements or notices will be sent when you make an initial or optional cash investment, or a safekeeping deposit, transfer or withdrawal of shares. You may also view your Plan account and order duplicate statements through AST at www.astfinancial.com or by notifying AST at the address listed above under “Inquiries.”

If you do not participate in dividend reinvestment, the Administrator will mail you a statement or notice confirming any transactions you make. If you continue to be enrolled in the Plan, but have no transactions, the Administrator will provide information regarding your holdings on your quarterly dividend check stub or, if you participate in direct deposit of your dividend, on your deposit advice stub.

Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

You should notify the Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

Am I protected against losses?

Your investment in shares of Colony stock held in the Plan is no different from any investment in other securities held by you. If you choose to participate in the Plan, then you should recognize that none of us, our subsidiaries and affiliates, nor the Administrator can assure you of a profit or protect you against loss on the shares that you purchase under the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all your shares. You need to make your own independent investment and participation decisions consistent with your situation and needs. None of us, our subsidiaries and affiliates, nor the Administrator can guarantee liquidity in the markets, and the value and marketability of your shares may be adversely affected by market conditions.

Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the FDIC or any government agency.

In addition, the purchase price for shares acquired through the Plan will vary and cannot be predicted. The purchase price may be different from (more or less than) the price of acquiring shares on the open market on the related dividend payment date. Your investment in Plan shares will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to sell – both as to timing and pricing terms and related expenses – or otherwise liquidate shares under the Plan is subject to the terms of the Plan and the withdrawal procedures. Also, no interest will be paid on dividends, cash or other funds held by the Administrator pending investment.

What other risks will I face through my participation in the Plan?

The following summary identifies several of the most important risks that you may face by virtue of your participation in the Plan. There may be additional risks that are not listed below, and you should consult your financial, tax, legal and other advisors prior to determining whether to participate in the Plan.

●

There is no price protection for your shares in the Plan. Your investment in the shares held in the Plan will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to liquidate or otherwise dispose of shares in the Plan is subject to the terms of the Plan and the withdrawal procedures thereunder. You may not be able to withdraw or sell your shares in the Plan in time to react to market conditions.

●

You have no control over the share price or timing of the sale or purchase of shares under the Plan. You cannot designate a specific price or date at which to sell or purchase Plan shares. As a result, if you send in an initial or optional cash payment, the market price of our common stock could either increase or decrease before your funds are used to purchase shares. In addition, you will not know the exact number of shares purchased until after the investment date. Similarly, the market price of our common stock could increase or decrease between the time you direct the Administrator to sell Plan shares and when the Administrator executes the sale on your behalf.

●

You may be charged additional fees, including processing fees, for certain Plan purchases. With respect to initial and optional cash investments under the Plan, you may be charged processing fees, which include any brokerage commission, for any Plan purchases made by the Administrator from third parties through open market transactions. These same fees may not apply if we decide to purchase Plan shares directly from us in the form of either newly issued shares or treasury shares, although we presently expect that most shares will be purchased through open market transactions.

●	You will not earn any interest on your dividends or cash pending investment. No interest will be paid on dividends, cash or other funds held by the Administrator pending investment or disbursement.

●

The market price for our common stock varies, and you should purchase shares for long-term investment only. Although our common stock currently is traded on the NASDAQ, we cannot assure you that there will, at any time in the future, be an active trading market for our common stock. Even if there is an active trading market for our common stock, we cannot assure you that you will be able to sell all of your shares at one time or at a favorable price, if at all. As a result, you should participate in the Plan only if you are capable of, and seeking, to make a long-term investment in our common stock.

Plan Service Fees

Enrollment Fee For New Investors	No Charge
Purchase Of Shares	Trading fee $0.05 per share
Sale Of Shares (partial or full):
Transaction Fee	$15.00 per sale transaction
Trading Fee	$0.12 per share
Reinvestment Of Dividends	No Charge
Optional Cash Investments:
Via Check	$2.50 per investment
Via Individual Electronic Investment	$2.50 per investment
Via Monthly Automatic Investment	No Charge
Trading Fee	$0.05 per share
Gift Or Transfer Of Shares	No Charge
Safekeeping Of Stock Certificates	No Charge
Certificate Issuance	No Charge
Returned Checks Or Rejected
Automatic Deductions	$35.00 per check or deduction
Duplicate Statements:
Current year	No Charge
Prior year(s)	$20.00 flat fee per request

The Administrator will deduct the applicable fees from either the investments or proceeds from a sale. All fees set forth above are subject to change following appropriate notice to Plan participants.

U.S. Federal Income Tax Information

Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. You will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the IRS as dividend income.

You will not realize gain or loss for U.S. Federal income tax purposes upon the transfer of shares to the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends the appropriate amount determined in accordance with U.S. Treasury regulations. An applicable withholding tax may be determined by treaty between the U.S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for the investment in additional stock.

The above summary is not a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan. Therefore, you are urged to consult your tax advisor regarding the consequences of participation in the Plan.

You should rely only on the information incorporated by reference or provided in this Prospectus or in any Prospectus supplement. Colony has authorized no one to provide you with different information. Colony is not making an offer to sell stock in any state or country where the offer is not permitted. You should not assume that the information in this Prospectus or in any Prospectus supplement is accurate as of any date other than the date on the front of the document.

Use of Proceeds

We will receive proceeds from purchases of Colony common stock under the Plan only if the shares purchased are newly issued shares of our stock or issued from treasury. We will not receive proceeds from purchases under the Plan if the shares are acquired in open market purchases for delivery under the Plan. Any proceeds that we receive from purchases of newly issued or treasury shares will be used for general corporate purposes. We cannot estimate the amount of these proceeds at this time.

Plan of Distribution

Except to the extent the Administrator purchases shares of our common stock in open market transactions, we will sell directly to the Administrator the common stock acquired under the Plan. The shares may be resold by Plan participants in market transactions on any national securities exchange on which shares of our common stock trade or in privately negotiated transactions. Our common stock currently is listed on the NASDAQ.

With respect to initial and optional cash investments under the Plan, you may be charged processing fees, which include any brokerage commission, for any Plan purchases made by the Administrator from third parties through open market transactions. These same fees may not apply if we decide to purchase Plan shares directly from us in the form of either newly issued shares or treasury shares, although we presently expect that most shares will be purchased through open market transactions.

Where You Can Find More Information About Colony

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov. You may read and copy any document that we file with the SEC at the SEC’s public reference room at the following address:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at the address above. Please call 1-800- SEC-0330 for further information on the operations of the public reference facilities.

We also maintain an Internet website at http://www.colonybank.com, which contains information relating to us and our business. We are not incorporating the information on our website into this prospectus, and our website and the information appearing on our website are not a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 to register the shares of Colony stock offered hereby. This prospectus is part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information that is in the registration statement and the exhibits to the registration statement. For further information regarding Colony, investors should refer to the registration statement and its exhibits. The full registration statement can be obtained from the SEC as indicated above.

The SEC allows us to “incorporate by reference” into this Prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until all the securities offered by this Prospectus have been issued, as described in this Prospectus; provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

(a)     Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020;

(b)     Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2019 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018; and

(c)     The description of our common stock in Exhibit 4.1 of our Annual Report on Form 10-K filed with the SEC on March 30, 2020, including any amendment or report filed with the SEC for the purpose of updating this description.

You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Investor Relations

Colony Bankcorp, Inc.

1115 South Grant Street

Fitzgerald, Georgia 31750

(229) 426-6000

You should rely only on the information incorporated by reference or provided in this Prospectus, any prospectus supplement or any pricing supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus, any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front of the document and that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Stock Splits, Stock Dividends and Other Distributions

In the event dividends are paid in Colony stock, or if Colony stock is distributed in connection with any stock split or similar transaction, each account will be adjusted to reflect the receipt of the common stock so paid or distributed.

Voting of Proxies

Colony will send you proxy materials including a proxy card representing both the shares for which you hold certificates and the shares, full and fractional, in your Plan account. Your shares will be voted in accordance with your instructions. If you do not vote or if you return your proxy card unsigned, none of your shares will be voted.

Responsibility of Administrator and Colony

Neither Colony nor the Administrator will be liable for any act they do in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability for:

●	failure to terminate your account upon your death prior to receiving written notice of such death;

●	purchases or sales prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

●	any fluctuation in the market value after purchase or sale of shares.

The payment of dividends is at the discretion of Colony’s Board of Directors and will depend upon future earnings, the financial condition of Colony and other factors. The Board may change the amount and timing of dividends at any time without notice.

Neither Colony nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.

Legal Matters

Legal matters in connection with this prospectus, including the validity of the offered securities, are being passed upon for us by Alston & Bird LLP, Atlanta, Georgia.

Plan Modification or Termination

Colony reserves the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. Colony and the Administrator also reserve the right to change any administrative procedures of the Plan.

Change of Eligibility or Termination

Colony reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Administrator will notify the shareholder in writing and will continue to safekeep their shares but will no longer accept optional cash investments or reinvest their dividends. The Administrator will also issue a certificate upon request.

Foreign Participation

If you live outside of the U.S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. Colony reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign laws or regulations.

Experts

The consolidated financial statements of Colony Bankcorp, Inc. and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, and the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated herein by reference to Colony’s 2019 Form 10-K in reliance upon the reports of McNair, McLemore, Middlebrooks & Co., LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

The following is an itemized statement of estimated expenses to be paid by the registrant in connection with the issuance and sale of the securities being registered under this registration statement.

Amount to be Paid
SEC registration fee	$308
Accounting fees and expenses	1,500
Legal fees and expenses	10,000
Printing fees	500
Miscellaneous	500
Total	$12,808

Item 15.     Indemnification of Directors and Officers

Georgia Business Corporation Code

Subsection (a) of Section 14-2-851 of the GBCC provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if such individual conducted himself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 14-2-851 of the GBCC or in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that personal benefit was improperly received by him.

Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the GBCC or that it is fair and reasonable to indemnify such director in view of all the relevant circumstances, even if such director has not met the standard of conduct set forth in Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC or was adjudged liable according to Section 14-2-851 of the GBCC. However, if such director was adjudged liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding. If the court orders indemnification and/or advance of expenses pursuant to Section 14-2-854 of the GBCC, the court may also order the corporation to pay the director’s reasonable expenses in obtaining the court-ordered indemnification or advance of expenses.

Section 14-2-852 of the GBCC provides that if a director has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection therewith.

Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, a resolution of its board of directors or a contract except for liability arising out of conduct that constitutes: (i) appropriation of any business opportunity of the corporation in violation of his duties; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) receipt of an improper personal benefit; or (iv) making distributions in violation of Section 14-2-640 of the GBCC. Section 14-2-857 of the GBCC also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court-ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy that may be provided by its articles of incorporation, bylaws, action of its board of directors or by contract.

Section 14-2-858 of the GBCC provides that a corporation may purchase and maintain on behalf of a director, officer, employee or agent of a corporation insurance against liability asserted against or incurred by that person serving in such capacity for the corporation or arising from his status.

The Bylaws provide that any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Company for reasonable expense actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he shall be made a party by reason of the fact that he is or was a director, trustee, officer, employee, or agent of the Company, or that he is or was serving, at the request of the Company, trust or other organization or enterprise; provided; however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the Company, or to such other firm, corporation, trust, organization, or enterprise; and provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been in the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of the Company, or (iii) a majority of the members of the Board of Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit or proceeding.

The Bylaws also provide that expenses incurred in defending any action, suit or proceeding referred to above may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as provided above.

The Bylaws further provide that the Company may purchase and maintain on behalf of a director, officer, employee or agent of the Company insurance against liability asserted against or incurred by that person serving in such capacity for the Company or arising from his status with the Company whether or not the Company would have the power to indemnify that person under the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the Articles of Incorporation or Bylaws, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is therefore unenforceable

Item 16.     Exhibits.

Exhibit Number	Description
4.1

Articles of Incorporation of Colony Bankcorp, Inc., as amended (filed as Exhibit 99.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 4, 2014 and incorporated herein by reference.)

4.2

Amended and Restated Bylaws of Colony Bankcorp, Inc. (filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 30, 2020 and incorporated herein by reference.)

4.3	Description of Securities of Colony Bankcorp, Inc. (filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 30, 2020 and incorporated herein by reference.)
5.1	Opinion of Alston & Bird LLP. *
23.1	Consent of McNair, McLemore, Middlebrooks & Co., LLC. **
23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1). *
24.1	Power of Attorney. *
*Previously filed. ** Filed herewith.

Item 17.     Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitzgerald, State of Georgia, on the 31st day of March, 2020.

COLONY BANKCORP, INC.
(Registrant)

By:	/s/ T. Heath Fountain
T. Heath Fountain
President and Chief Executive Officer

Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T. Heath Fountain	President, Chief Executive Officer and	March 31, 2020
T. Heath Fountain	Director (Principal Executive Officer)

/s/ Tracie Youngblood	Executive Vice President and Chief	March 31, 2020
Tracie Youngblood	Financial Officer (Principal Financial and Accounting Officer)

*	Director	March 31, 2020
Scott Lowell Downing

*	Director	March 31, 2020
M. Frederick Dwozan

*	Director	March 31, 2020
Terry L. Hester

*	Director	March 31, 2020
Edward P. Loomis, Jr.

*	Director	March 31, 2020
Mark H. Massee

*	Director	March 31, 2020
Meagan M. Mowry

*	Director	March 31, 2020
Matthew D. Reed

*	Director	March 31, 2020
Jonathan W.R. Ross

* By:     /s/ Tracie Youngblood

Tracie Youngblood

Attorney-in-fact